Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dakota Plains Holdings, Inc.
Wayzata, Minnesota

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2013, relating to the consolidated financial statements of Dakota Plains Holdings, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP
Houston, Texas

September 27, 2013